EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Frank ten Brink 847-607-2012

Stericycle Acquires PSC Environmental Services, LLC

Acquisition Expands Stericycle’s Services within the Healthcare and Retail Industries

Lake Forest, Illinois April 22, 2014 – Stericycle, Inc. (NASDAQ: SRCL) today announced that it has acquired PSC Environmental Services, LLC (“PSC Environmental”), a portfolio company of Lindsay Goldberg LLC and a leading provider of environmental and regulated waste management solutions.  The transaction was completed following clearance from the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Upon closing, PSC Environmental became a wholly-owned subsidiary of Stericycle. PSC Industrial Services, also owned by Lindsay Goldberg, was not part of the transaction and will continue to operate as part of PSC Holdings.

The acquisition will strengthen Stericycle’s infrastructure and enhance the company’s service offerings to its healthcare, retail and other regulated waste customers. PSC Environmental’s services will be integrated into Stericycle’s portfolio of compliance offerings, combining market-leading solutions with expanded sales, operational and regulatory expertise.

“PSC Environmental is a recognized industry leader and this acquisition is an exciting milestone,” said Charlie Alutto, President and CEO of Stericycle. “By combining PSC Environmental with our regulated waste management solutions, we are providing the marketplace with a broader portfolio of services supported by an enhanced operational infrastructure. This acquisition is part of our ongoing effort to help companies protect their brands and safeguard the environment, and we look forward to further refining our offerings.”

“This is an exciting time for the employees of our Environmental Services Division as we are combining two outstanding teams,” said Bruce Roberson, CEO, PSC Holdings. “The combination will benefit customers by combining the talents and strengths of both organizations with a focus on exceeding our customers’ service expectations.”

Stericycle’s acquisition of PSC Environmental is expected to add approximately $240 million in annualized revenues. The company anticipates that it will take 12 months to fully integrate the acquisition and that it will be accretive at that time by $0.10-0.12 per share prior to any adjustment for transaction or integration expenses. For the remainder of 2014, the transaction is anticipated to be accretive by approximately $0.03 - $0.04 per share prior to any adjustment for transaction or integration expenses.

Subject to various adjustments, the total consideration for the PSC Environmental acquisition was $275 million, of which $245 million was paid in cash and $30 million was paid by a two-year note. A portion of the cash payment was applied to pay PSC Environmental’s indebtedness as of the closing date.

About Stericycle, Inc.

Stericycle, Inc., a U.S. based company, was founded in 1989 and has focused on compliance and related services by providing solutions that protect people and brands, promote health and safeguard the environment. Stericycle has earned the trust of over 560,000 customers worldwide.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.